UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

TO

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 28, 2017

NUZEE, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-176684	38-3849791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2865 Scott Street, Suite 101
Vista, California 92081

 (Address of principal executive offices, including zip code)

(760) 295-2408

(Registrant's telephone number, including area code)
 (Former name or former address, if changed since last report.)

Copies to:
Karen A. Batcher, Esq.
Teeple Hall, LLP
9255 Towne Centre Drive, Suite 500
San Diego, CA  92121
Tel.  858.622.7878
Fax.  858.622.0411

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

DEPARTURE AND APPOINTMENT OF OFFICERS

On August 28, 2017, the Board of Directors (the "Board") of NuZee, Inc. ("we," "our" or the "Company") accepted the resignation of Masa Higashida ("Higashida") as the Company's President, to be effective as of September 1, 2017.  Higashida shall remain the Company's CEO, CFO and Secretary.  On the same date, the Board appointed Travis Gorney as the Company's President and Chief Operations Officer ("COO"), effective as of September 1, 2017.  Higashida's resignation was not a result of any dispute or disagreement with the Company.

Travis Gorney ("Gorney") started his career in the beverage industry in 2002 where Gorney worked as national sales manager for a start-up independent energy beverage company named Rollin X, LLC ("RXL").  Gorney sold RXL's first case of product in 2002 and within one year grew RXL's annual sales to over $1 million with distribution throughout the Southwest United States.  In 2004, Gorney formed Point Blank Beverage, Inc. ("Point Blank") where, as Point Blank's President and CEO, he developed a premium energy drink by the name of Torque.  By 2007, Torque was distributed by over 40 wholesalers across 16 states in the U.S.  The Torque trademark and formula were purchased by the Company in 2012.   From 2008 through present, Gorney has acted as President and CEO of Left Coast Threads, Inc. ("Left Coast").  Left Coast is in the business of operating retail clothing stores in San Diego County, California.

In 2011, Gorney was approached by Higashida of NuZee Co., Ltd. a California corporation, to consult for a project concerning bottled spring water from New Zealand as well as a line of certified organic beauty products.  In April 2013, NuZee Co., Ltd. became NuZee, Inc. and Gorney became a full-time employee of the Company.  In February 2016, Gorney was promoted to VP of Sales and Supply Chain Management, and in January 2017, Gorney was promoted to Senior VP of Sales and Marketing.  On August 28, 2017, Gorney was appointed the Company's President and COO.

COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 28, 2017, the Company's Board of Directors (the "Board") approved a resolution to compensate Higashida for services provided to the Company as its CEO, CFO and Secretary at the rate of $180,000 per year, commencing September 1, 2017.  In addition, the Board agreed to pay Higashida a one-time bonus of $100,000, to be paid on or before September 30, 2017.

On August 28, 2017, the Board also approved the terms of an employment agreement between the Company and Gorney (the "Employment Agreement") whereby the Company would employ Gorney as its President and COO commencing September 1, 2017 for an initial period of one year.   The Employment Agreement, which will automatically renew on an annual basis, provides that Gorney shall receive the following compensation for his services:

(a)	Annual salary of $120,000 per year; plus
(b)	Quarterly sales commission computed on the basis of 1% of the Company's adjusted gross sales during the preceding quarter; plus
(c)
An additional bonus computed on the basis of 3% of the Company's net profits during the period of August 31, 2017 through December 31, 2017, and thereafter, computed on the basis of each subsequent annual period for which Gorney remains employed by the Company, pro-rated for period of less than one year.

Gorney will also be eligible to participate in the Company's health and profit sharing plans made available to the Company's employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 30, 2017	NUZEE, INC.
/s/ Masateru Higashida
		By:	Masateru Higashida, President